UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): October 24, 2008

ROK ENTERTAINMENT GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18565	93-0947570
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ROK House, Kingswood Business Park
Holyhead Road, Albrighton
Wolverhampton WV7 3AU
United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-1902-374896

__________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ROK Entertainment Group Inc.

October 24, 2008

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective October 24, 2008, Graham Baines, Peter Boswell and Bruce Renny were appointed to our Board of Directors. Our Board of Directors expanded its size from five members to eight members and Messrs. Baines, Boswell and Renny fill the three vacancies that were created by this increase.

Graham Baines is our Group Creative Director, a position he has held since March 2006, and is responsible for our short cycle product development that was formed from the acquisition of Fonedream Ltd. at that time. From December 1999 until March 2006, Mr. Baines was the founder and Managing Director of Fonedream, a pioneer of mobile services, bespoke content and platform deployment. Mr. Baines is a serial entrepreneur in the interactive/mobile space and has co-owned and/or founded a number of companies including co-owner of an advertising agency, sold to Fujitsu Business Systems of America to develop an avatar and online community business with partners such as Capital Radio, Channel 5, Thus and MTV; founder of Hopper, a specialist PC software application for handling premium rate dialing later sold to Scottish Telecom; and a co-founder of Monstermob, the first global direct to consumer mobile entertainment company

Peter Boswell has served as our Chief Sales Officer since April 2008. Mr Boswell is an experienced sales executive and is in charge of the development of customer relationships. He successfully founded Blubox Software Limited in December 2006, an innovative technology start-up, which was acquired by us in June 2007. Mr Boswell has previously worked with a number of technology and software start-ups including FortressGate, from 2004 to 2008, and VisionCom Limited, from 2002 to 2005, where he was instrumental in successfully closing agreements with a number of major companies such as BT, UK National Health Service, Honeywell and Telefonica. Mr Boswell joined the British military in 1979 with the Royal Marines, where he won distinction by being awarded the Commando medal and King’s Badge before going on to deploy on active service in the Falklands War, Norway, Northern Ireland, Africa and Central America during the 1980’s and 1990’s.

Bruce Renny has served as our Chief Marketing Officer since November 2007, and served in a similar position within the family of ROK-affiliated companies since July 2002. Mr. Renny is responsible for the planning and implementation of all aspects of our marketing function. His role includes strategy, content acquisition, design, public relations and corporate communications. Mr. Renny has experience, internationally, in numerous fields of marketing including advertising, media, sports sponsorship, event management and product promotions. Prior to July 2002, he spent 12 years with Sir Richard Branson’s Virgin Group. While there, he generated in excess of $100 million of revenues in just five years for Virgin’s Lightship Group. He has lived and worked in many countries worldwide. Before joining Virgin, he completed his education at the Royal Military Academy, Sandhurst before being commissioned into the British Army. Bruce Renny is the brother of Alex Renny, our Chief Financial Officer, Treasurer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2008	ROK ENTERTAINMENT GROUP INC.

	By:	/s/ Laurence Alexander
Laurence Alexander
President and Chief Executive Officer